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                                                                   EXHIBIT 10.22
                         AGREEMENT AND PLAN OF MERGER
                                      OF
                          MASTER ACQUISITIONSUB, INC.
                           (a Tennessee corporation)

                                 WITH AND INTO

                           MCQUIDDY PRINTING COMPANY
                           (a Tennessee corporation)


     AGREEMENT AND PLAN OF MERGER (the "Agreement and Plan of Merger"), dated as of May 8,1998, by and between MASTER ACQUISITIONSUB, INC., a corporation organized and existing under the laws of the State of Tennessee ("Master") and MCQUIDDY PRINTING COMPANY, a corporation organized and existing under the laws of the State of Tennessee ("MPC"), with reference to the following recitals:

                                  WITNESSETH:

     WHEREAS, Master is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. The entire authorized capital stock of Master consists of one thousand (1,000) shares of common stock, no par value per share(the "Master Common Stock"), of which one hundred (100) shares are issued and outstanding.

     WHEREAS, MPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. The entire authorized capital stock of MPC consists of one hundred thousand (100,000) shares of common stock, $10.00 par value per share (the "MPC Common Stock"), of which Thirty-three Thousand Nine Hundred Twenty-three (33,923) shares are issued and outstanding; and

     WHEREAS, the Board of Directors and shareholders of each of Master and MPC have adopted resolutions approving this Agreement and Plan of Merger in accordance with the Tennessee Business Corporation Act (the "TBCA").

     NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, agree as follows:

     1.   Parties to Merger. Master and MPC (such corporate parties to the
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merger being hereinafter sometimes collectively referred to as the "Constituent
Corporations") shall effect a merger (the "Merger") in accordance with and subject to the terms and conditions of this Agreement and Plan of Merger.

     2.   Merger. At the Effective Time (as defined in Section 3 hereof), Master
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shall be merged with and into MPC, which latter corporation shall be, and is hereinafter sometimes referred to as, the "Surviving Corporation."

     3.   Filing and Effective Time. Articles of Merger to be filed with the
          --------------------------
Secretary of the State of the State of Tennessee and such other documents and instruments as are required by, and complying in all respects with, the TBCA shall be delivered to the appropriate state officials for filing. The Merger shall become effective immediately upon the filing of Articles of Merger with the Tennessee Secretary of State (the "Effective Time").

     4.   Charter.  The Charter of the Surviving Corporation shall be amended
          -------
and restated at and as of the Effective Time to read as did the Charter of Master immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged)

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     5.   Bylaws.  The Bylaws of the Surviving Corporation shall be amended and
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restated at and as of the Effective Time to read as did the Bylaws of Master immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

     6.   Directors and Officers.  The directors and officers of Master shall
          ----------------------
become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

     7.   Effect of Merger.  At the Effective Time, the Merger shall have the
          ----------------
effect set forth in the TBCA.

     8.   Further Assurances. Each of the Constituent Corporations shall use
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their best efforts to take action and to do all things necessary in order to consummate and make effective the actions contemplated in this Agreement and Plan of Merger. If at any time the Surviving Corporation, or its successors or assigns, shall consider to be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (b) otherwise carry out the purposes of this Agreement and Plan of Merger, MPC and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Master or otherwise to take any and all such action.

     9.   Capital Stock. At the Effective Time:
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          (a)     At and as of the Effective Time, (i) each share of MPC Common
     Stock (other than any dissenting share) shall be converted into the right to receive cash and a note (the "Buyer Note") as provided in the Merger Agreement dated April 9, 1998 (the "Merger Consideration"), (ii) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the TBCA; provided, however, that the Merger Consideration
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     shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding. No share of MPC Common Stock shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 9(a) after the Effective Time.

          (b) On and after the Effective Date, the holders of MPC Common Stock shall cease to have any rights as shareholders of MPC except for the right to surrender their shares of MPC Common Stock in exchange for payment of the Merger Consideration or payment pursuant to Section 10, as applicable.

     10.   Dissenting Shares. Notwithstanding anything herein to the contrary,
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shares of MPC Common Stock that are outstanding immediately prior to the
Effective Date and that are held by shareholders, if any, who are entitled to assert a right to dissent from the Merger and who demand and validly perfect their rights to receive the "fair value" of their shares with respect to the merger under Sections 48-23-101 et seq. of the TBCA (the "Dissenting Shares") shall be entitled solely to the payment of the "fair value" of such shares in accordance with the provisions of the TBCA, which shall be paid at the Effective Time; except that (i) if such demand to receive "fair value" shall be withdrawn upon the consent of the Surviving Corporation, (ii) if this Agreement and Plan of Merger shall be terminated, or the merger shall not be consummated, (iii) if no demand or petition for the determination of "fair value" by a court shall have been made or filed within the time provided in the provisions of the TBCA or (iv) if a court of competent jurisdiction shall determine that such holder of Dissenting Shares is not entitled to the relief provided by the provisions of the TBCA, then the right of such holder of Dissenting Shares to be paid the "fair value" of his shares of MPC Common Stock shall cease and, with

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respect to clauses (i), (ii) and (iv) above, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Date, the right to receive the Merger Consideration with respect thereto, without any interest thereon, and with respect to clause
(ii) above, the status of such shareholder shall be restored retroactively without prejudice to any corporate proceeding which may have been taken during the interim.

     11.  Amendment or Termination.  Notwithstanding shareholder approval of
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this Agreement and Plan of Merger, this Agreement and Plan of Merger may be amended or terminated at any time on or before the Effective Date by agreement of the Boards of Directors of the Constituent Corporations, provided that no amendment may be made which decreases the Conversion Ratio.

     12.  Counterparts. This Agreement and Plan of Merger may be executed in
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counterparts each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The parties agree that a facsimile may be executed as an original.

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          IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors and the Master Stockholders, have duly executed this Agreement and Plan of Merger as of the day and year first written above.


                                         MASTER ACQUISITIONSUB, INC.


                                         By: /s/ Lance T. Fair
                                             -----------------------------
                                         Title: Secretary
ATTEST:


By:   /s/ Robert J. DelPriore
     ----------------------------------------------



                                         MCQUIDDY PRINTING COMPANY


                                         By: /s/ David L. McQuiddy, III
                                             -----------------------------
                                         Title: President
ATTEST:


By:   /s/ D. Webb McQuiddy
     ----------------------------------------------

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